                                                                      EXHIBIT 12

                           PERRY-JUDD'S INCORPORATED
                         FIXED CHARGE RATIO COMPUTATION

                                                   PREDECESSOR PERRY PRINTING                 PERRY-JUDD'S INCORPORATED
                                          --------------------------------------------  -------------------------------------
                                              YEAR ENDED DECEMBER 31,                                    YEAR ENDED DECEMBER
                                                                            117 DAYS    248 DAYS ENDED           31,
                                          -------------------------------  ENDED APRIL   DECEMBER 31,    --------------------
                                            1992       1993       1994      27, 1995         1995          1996       1997
                                          ---------  ---------  ---------  -----------  ---------------  ---------  ---------
INCOME (LOSS) BEFORE TAXES..............  $   4,937  $   4,897  $   4,456   $   1,744      $     364     $     (82) $  (1,613)

FIXED CHARGES REFLECTED IN INCOME (LOSS)
  BEFORE TAXES
  Interest Expense......................        247        433        980         470          4,503         5,946      6,431
  Amortization of Deferred Financing....     --         --         --          --                400           600        904
  One-third of Rental Expenses..........         31         30         48          15            825         1,416      1,683
                                          ---------  ---------  ---------  -----------        ------     ---------  ---------
                                                278        463      1,028         485          5,728         7,962      9,018
                                          ---------  ---------  ---------  -----------        ------     ---------  ---------
                                          ---------  ---------  ---------  -----------        ------     ---------  ---------

INCOME (LOSS) BEFORE TAXES PLUS FIXED
  CHARGES ABOVE.........................      5,215      5,360      5,484       2,229          6,092         7,880      7,405

OTHER FIXED CHARGES
  Cash Dividends on Preferred Stock.....     --         --         --          --                825           835        862
  Tax Gross Up on Preferred Dividends...     --         --         --          --                550           557        575

TOTAL FIXED CHARGES.....................        278        463      1,028         485          7,103         9,354     10,455

FIXED CHARGE RATIO......................       18.8x      11.6x       5.3x        4.6x           0.9x          0.8x       0.7x
  Deficiency............................     --         --         --          --          $   1,011     $   1,474  $   3,050


                                           THREE MONTHS ENDED

                                               MARCH 31,
                                          --------------------
                                            1997       1998
                                          ---------  ---------
INCOME (LOSS) BEFORE TAXES..............  $    (859) $     (92)
FIXED CHARGES REFLECTED IN INCOME (LOSS)
  BEFORE TAXES
  Interest Expense......................      1,430      3,864
  Amortization of Deferred Financing....        150        397
  One-third of Rental Expenses..........        427        981
                                          ---------  ---------
                                              2,007      5,242
                                          ---------  ---------
                                          ---------  ---------
INCOME (LOSS) BEFORE TAXES PLUS FIXED
  CHARGES ABOVE.........................      1,148      5,150
OTHER FIXED CHARGES
  Cash Dividends on Preferred Stock.....        220        215
  Tax Gross Up on Preferred Dividends...        147        143
TOTAL FIXED CHARGES.....................      2,374      5,600
FIXED CHARGE RATIO......................        0.5x       0.9x
  Deficiency............................  $  (1,226) $    (450)

                              JUDD'S, INCORPORATED
                         FIXED CHARGE RATIO COMPUTATION

                                                                                                             349 DAYS
                                                                   YEAR ENDED DECEMBER 31,                     ENDED
                                                    -----------------------------------------------------  DECEMBER 15,
                                                      1992       1993       1994       1995       1996         1997
                                                    ---------  ---------  ---------  ---------  ---------  -------------
INCOME (LOSS) BEFORE TAXES........................  $   3,985  $   2,795  $    (538) $   3,314  $   3,452    $   2,600

FIXED CHARGES REFLECTED IN INCOME (LOSS) BEFORE
  TAXES
  Interest Expense................................        901      1,131      2,817      3,327      3,066        3,384
  Amortization of Deferred Financing..............          1          4         23         23         78           35
  One-third of Rental Expenses....................        898        895        970        939        945        1,165
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                        1,800      2,030      3,810      4,289      4,089        4,584
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                    ---------  ---------  ---------  ---------  ---------       ------
INCOME (LOSS) BEFORE TAXES PLUS FIXED CHARGES
  ABOVE...........................................      5,785      4,825      3,272      7,603      7,541        7,184

OTHER FIXED CHARGES
  Cash Dividends in Preferred Stock...............         17         15         15         14         12           20
  Tax Gross Up on Preferred Dividends.............         11         10         10          9          8           13
  Capitalized Interest............................     --            263        369     --            267       --

TOTAL FIXED CHARGES...............................      1,828      2,318      4,204      4,312      4,376        4,617

FIXED CHARGE RATIO................................        3.2x       2.1x       0.8x       1.8x       1.7x         1.6x
  Deficiency......................................     --         --      $     932     --         --           --

                           PERRY-JUDD'S INCORPORATED
                               PRO FORMA RESULTS
                         FIXED CHARGE RATIO COMPUTATION


                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
LOSS BEFORE TAXES...................................................................................   $   (5,139)

FIXED CHARGES REFLECTED IN LOSS BEFORE TAXES
  Interest Expense..................................................................................       15,238
  Amortization of deferred Financing................................................................        1,655
  One-third of Rental Expenses......................................................................        3,541
                                                                                                      ------------
                                                                                                      ------------
                                                                                                           20,434

LOSS BEFORE TAXES PLUS FIXED CHARGES ABOVE..........................................................       15,295

OTHER FIXED CHARGES
  Cash Dividends on Preferred Stock.................................................................          882
  Tax Gross Up on Preferred Dividends...............................................................          588
  Capitalized Interest..............................................................................       --

TOTAL FIXED CHARGES.................................................................................       21,904

FIXED CHARGE RATIO..................................................................................          0.7x
  Deficiency........................................................................................   $    6,609